10/06/97
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                            BFC FINANCIAL CORPORATION


                                    ARTICLE I

                                      NAME
The name of this Corporation is BFC Financial Corporation.

                                   ARTICLE II

                               NATURE OF BUSINESS
This Corporation is being formed for the following purposes:

To conduct any and all business activities permitted by the laws of the State of Florida.

To generally have and exercise all powers, rights and privileges necessary and incident to carrying out properly the objects mentioned.

To carry on any other lawful business and to do any and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any of all of the objects hereinbefore enumerated or incidental to the purposes and powers herein named or for the enhancement of the value of the property of the corporation or which at any time appear conducive thereto or expedient.

                                   ARTICLE III

                                TERM OF EXISTENCE

This Corporation shall have perpetual existence unless sooner dissolved in accordance with the laws of the State of Florida.

                                   ARTICLE IV

                                  CAPITAL STOCK

The Corporation is authorized to have outstanding three classes of capital stock designated Special Class A Common Stock, Class B Common Stock (previously designated Common Stock), and Preferred Stock.

Special Class A Common Stock: The Corporation is authorized to issue 20,000,000 shares of Special Class A Common Stock at a par value of $.01 per share. The Special Class A Common Stock may be issued for time to time in one or more series in any manner permitted by law as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance of the Special Class A Common Stock adopted by the Board of Directors pursuant to authority hereby vested in the Board, each series to be appropriately designated prior to the issuance of any shares thereof by some distinguishing letter number, or title. All shares of each series of Special Class A Common Stock shall be identical except as to the following relative rights and preferences as to which there may be variations between different series:

     1. the rate or manner of payment of dividends and the dates from which such dividends shall commence to accrue;

     2. whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

     3.   the  amount   payable  upon  shares  in  the  event  of  voluntary  or
          involuntary liquidation;

     4. sinking fund provisions, if any, for the redemption or purchase of shares;

     5.   the terms and  conditions,  if any, on which shares may be  converted;
          and

     6.   voting rights, if any.

Provided, however, that shares of Special Class A Common Stock shall in no event have voting rights equal to or greater than the Company's Class B Common Stock.

The designation of each particular series of Special Class A Common Stock and its terms in respect of the foregoing particulars shall be fixed and determined by the Board of Directors in any manner permitted by law and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it, before any shares of such series are issued. The Board of Directors may from time to time increase the number of shares of any series of Special Class A Common Stock already created by providing that any unissued Special Class A Common Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of Special Class A Common Stock already created by providing that any unissued shares previously assigned to such series shall no longer constitute part thereof. The Board of Directors is hereby empowered to classify or reclassify any unissued Special Class A Common Stock by fixing or altering the terms thereof in respect of the above mentioned particulars and by assigning the same to an existing or newly created series from time to time before the issuance of such shares.

Class B Common Stock: The Corporation is authorized to issue 20,000,000 shares of Class B Common Stock at a par value of $.01 per share.


Preferred Stock: The Corporation is authorized to issue 10,000,000 shares of $.01 par value Preferred Stock. The Preferred Stock may be divided into and issued in series by the Board of Directors as set forth below.

The Board of Directors is authorized to divide the Preferred Stock into series or classes having the relative rights, preferences and limitations as may from time to time be determined by the Board of Directors. Without limiting the foregoing, the Board of Directors is expressly authorized to fix and determine:

     1. The number of shares which shall constitute the series and the designation of such shares.

     2. The rate and the time at which dividends on that series shall be paid and whether, and the extent to which, such dividends shall be cumulative or noncumulative.

     3.   The right of the holders of the series to vote.

     4.   The   preferential   rights  of  the  holders  upon   liquidation   or
          distribution of the assets of the Corporation.

     5. The terms upon which the holders of any series may convert their shares into any class or classes.

     6. The terms and conditions upon which the series may be redeemed and the terms and amount of any sinking fund or purchase fund for the purchase or redemption of that series.

                                    ARTICLE V

                           PREFERENCES, LIMITATION AND
                            RELATIVE RIGHTS OF SHARES

Section 1.     Dividends

Holders of record of each share of Class B Common Stock shall be entitled to share pro rata in cash dividends when and as declared by the Board of Directors out of funds legally available at the rate per share per annum and at the time and in the manner determined by the Board of Directors and each holder of the Special Class A Common Stock and Preferred Stock shall have such rights to receive dividends as is set forth herein, or if not set forth herein, as is determined by the Board of Directors at the time of issuance of such shares.

Section 2.     Rights Upon Liquidation or Dissolution

In the event of any voluntary or involuntary liquidation, dissolution or winding up of this Corporation, the remaining assets of this Corporation shall be payable to and distributed ratably among the holders of the Class B Common Stock and to the holders of Special Class A Common Stock and Preferred Stock as shall have such rights on liquidation, dissolution or winding up of the Corporation's affairs as is set forth herein, of if not set forth herein, as the Board of Directors at the time of issuance of such shares shall have determined.

Section 3.     Voting Rights

The entire voting power for the election of Directors and for all other purposes shall be vested in the holders of the outstanding capital stock, as provided herein.

Each holder of Class B Common Stock shall be entitled to one vote per share.

As provided in Article IV, each share of Special Class A Common Stock shall have such voting rights as is determined by the Board of Directors of the Company as determined from time to time; provided, however, in no event shall any such voting rights fixed by the Board with respect to each share of Special Class A Common Stock be equal to or greater than the per share voting rights of the Class B Common Stock.

As provided in Article IV, each Preferred Share shall have such voting rights, if any, as the Board of Directors may determine from time to time.

Section 4.     Conversion Rights

The holders of record of Class B Common Stock may, at any time after the first issuance of shares of Special Class A Common Stock, convert their shares into Special Class A Common Stock on a one-for-one basis.

Section 5.     Series A Junior Participating Preferred Stock

     1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting such series shall be 100,000.

     2. Dividends and Distributions.

          A. Subject to the provisions for adjustment hereinafter set forth, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, (i) cash dividends in an amount per share (rounded to the nearest cent) equal to 100 times the aggregate per share amount of all cash dividends declared or paid on the Class B Common Stock of the Corporation and (ii) a preferential cash dividend (the "Series A Preferential Cash Dividends"), if any, on the first day of February, May, August and November of each year (each a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount equal to $.75 per share of Series A Preferred Stock less the per share amount of all cash dividends declared on the Series A Preferred Stock pursuant to clause (i) of this sentence since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall, at any time after the issuance of any share or fraction of a share of Series A Preferred Stock, make any distribution on the shares of Class B Common Stock of the Corporation, whether by way of a dividend or a reclassification of stock, a recapitalization, reorganization or partial liquidation of the Corporation or otherwise, which is payable in cash or any debt security, debt instrument, real or personal property or any other property (other than cash dividends subject to the immediately preceding sentence, a distribution of shares of Class B Common Stock or other capital stock of the Corporation or a distribution of rights or warrants to acquire any such share, including any debt security convertible into or exchangeable for any such share, at a price less than the Fair Market Value (as determined by the Board of Directors) of such share), then and in each such event the Corporation shall simultaneously pay on each then outstanding share of Series A Preferred Stock of the Corporation a distribution, in like kind, of 100 times such distribution paid on a share of Class B Common Stock (subject to the provisions for adjustment hereinafter set forth). The dividends and distributions on the Series A Preferred Stock to which holders thereof are entitled pursuant to clause (i) of the first sentence of this paragraph and pursuant to the second sentence of this paragraph are hereinafter referred to as "Participating Dividends" and the multiple of such cash and non-cash dividends on the Class B Common Stock applicable to the determination of the Participating Dividends, which shall be 100 initially but shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Dividend Multiple". In the event the Corporation shall at any time after January 10, 1997 declare or pay any dividend or make any distribution on Class B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of Participating Dividends which holders of shares of Series A Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

          B. The Corporation shall declare each Participating Dividend at the same time it declares any cash or non-cash dividend or distribution on the Class B Common Stock in respect of which a Participating Dividend is required to be paid. No cash or non-cash dividend or distribution on the Class B Common Stock in respect of which a Participating Dividend is required to be paid shall be paid or set aside for payment on the Class B Common Stock unless a Participating Dividend in respect of such dividend or distribution on the Class B Common Stock shall be simultaneously paid, or set aside for payment, on the Series A Preferred Stock.

          C. Series A Preferential Cash Dividends shall begin to accrue on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of any shares of Series A Preferred Stock. Accrued but unpaid Series A Preferential Cash Dividends shall be cumulative but shall not bear interest. Series A Preferential Cash Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

     3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

          A. Subject to the provisions for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. The number of votes which a holder of a share of Series A Preferred Stock is entitled to cast, as the same may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Vote Multiple". In the event the Corporation shall at any time after January 10, 1997 declare or pay any dividend on Class B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Preferred Stock shall be entitled after such event shall be the Vote Multiple immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

          B. Except as otherwise provided in these Articles of Incorporation or in the Bylaws of the Corporation, the holders of shares of Series A Preferred Stock and the holders of shares of Class B Common Stock shall vote together as a single voting group on all matters submitted to a vote of shareholders of the Corporation.

          C. Unless otherwise provided in these Articles of Incorporation, in the event that any preferential cash dividend to which the holders of any currently existing or future series of the Preferred Stock are entitled (collectively, the "Preferred Cash Dividends") has accrued for four or more quarterly dividend periods, whether consecutive or not, and shall not have been declared and paid (or a sum sufficient for the payment thereof has been set aside) in full, the holders of record of such series of Preferred Stock, other than any series in respect of which such right is expressly withheld by these Articles of Incorporation (such holders existing from time to time being hereinafter referred to as the "Unpaid Series Holders"), acting as a single voting group, shall have the right, at the next meeting of shareholders called for the election of Directors, to elect two members to the Board of Directors, which Directors (hereinafter, the "Preferred Directors") shall be in addition to the number of Directors required by the Bylaws of the Corporation prior to such event, to serve until the next annual meeting of shareholders and until their successors are elected and qualified or their earlier resignation, removal or incapacity or until such earlier time as all accrued and unpaid Preferred Cash Dividends shall have been paid (or a sum sufficient for the payment thereof has been set aside) in full. If at any annual meeting of shareholders at which the term of a Preferred Director is fixed to expire there are accrued Preferred Cash Dividends which have not been paid (or a sum sufficient for payment thereof has not been set aside) in full, the Unpaid Series Holders shall have the right to elect a Preferred Director to the vacant Directorship resulting from the expiration of the term of such Preferred Director in the manner provided in the immediately preceding sentence until all accrued and unpaid Preferred Cash Dividends shall have been paid (or a sum sufficient for payment thereof has been set aside) in full; provided, however, that at no time shall more than two Preferred
          Directors be members of the Board of Directors. The Preferred Directors may be removed, with or without cause, by the Unpaid Series Holders. Vacancies in such Directorships (whether caused by death, resignation, removal or otherwise) may be filled (if any accrued Preferred Cash Dividends remain unpaid or a sum sufficient for payment thereof has not been set aside) only by the Unpaid Series Holders (or by the remaining Director elected by the Unpaid Series Holders, if there be one) in the manner permitted by law; provided, however, that any such action by the Unpaid Series Holders shall be taken at a meeting of shareholders or shall be taken by written consent; provided further, however, that by a vote of a majority of the Board of Directors in office other than the Preferred Directors, the Preferred Directors may be removed immediately after all accrued and unpaid Preferred Cash Dividends shall have been paid (or a sum sufficient for the payment thereof has been set aside) in full.

          D. Except as otherwise provided in these Articles of Incorporation or in the Bylaws of the Corporation, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Class B Common Stock as set forth herein) for the taking of any corporate action.

     4. Certain Restrictions.

          A. Whenever Series A Preferential Cash Dividends or Participating Dividends are in arrears or the Corporation shall be in default of payment thereof, thereafter and until all accrued and unpaid Series A Preferential Cash Dividends and Participating Dividends, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid (or a sum sufficient for payment thereof has been set aside) in full, and in addition to any and all other rights which any holder of shares of Series A Preferred Stock may have in such circumstances, the Corporation shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity as to dividends with the Series A Preferred Stock, unless dividends are paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled if the full dividends accrued thereon were to be paid;

               (iii) except as permitted by subparagraph  (iv) of this paragraph
               (4)(A), redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (both as to dividends and upon liquidation, dissolution or winding up) to the Series A Preferred Stock; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock (either as to dividends or upon liquidation, dissolution or winding up), except in accordance with a purchase offer made to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          B. The Corporation shall not permit any Subsidiary (as hereinafter defined) of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner. A "Subsidiary" of the Corporation shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient to elect a majority of the Board of Directors or other persons performing similar functions are beneficially owned, directly or indirectly, by the Corporation or by any corporation or other entity that is otherwise controlled by the Corporation.

          C. The Corporation shall not issue any shares of Series A Preferred Stock except upon exercise of the Rights (the "Rights") issued pursuant to that certain Rights Agreement dated as of January 10, 1997 between the Corporation and ChaseMellon Shareholder Services, L.L.C., as rights agent, a copy of which is on file with the Secretary of the Corporation at its principal executive office and shall be made available to shareholders of record without charge upon written request therefor addressed to said Secretary. Notwithstanding the foregoing sentence, nothing contained in the provisions hereof shall prohibit or restrict the Corporation from issuing for any purpose any series of Preferred Stock with rights and privileges similar to, different from, or greater than, those of the Series A Preferred Stock.

     5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares upon their retirement and cancellation shall become authorized but unissued shares of Preferred Stock, without designation as to series, and such shares may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

     6. Liquidation, Dissolution or Winding Up. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (A) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
     up) to the Series A Preferred Stock unless the holders of shares of Series A Preferred Stock shall have received, subject to adjustment as hereinafter provided, (i) $40 per one-hundredth share plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (ii) if greater than the amount specified in clause (A)(i) of this sentence, an amount equal to 100 times the aggregate amount to be distributed per share to holders of Class B Common Stock, as the same may be adjusted as hereinafter provided, and (B) to the holders of stock ranking on a parity upon liquidation, dissolution or winding up with the Series A Preferred Stock, unless simultaneously therewith distributions are made ratably on the Series A Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of shares of Series A Preferred Stock are entitled under clause (A)(i) of this sentence and to which the holders of such parity shares are entitled, in each case upon such liquidation, dissolution or winding up. The amount to which holders of Series A Preferred Stock may be entitled upon liquidation, dissolution or winding up of the Corporation pursuant to clause (A) of the foregoing sentence is hereinafter referred to as the "Participating Liquidation Amount" and the multiple of the amount to be distributed to holders of shares of Class B Common Stock upon the liquidation, dissolution or winding up of the Corporation applicable pursuant to said clause to the determination of the Participating Liquidation Amount, as said multiple may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the "Liquidation Multiple". In the event the Corporation shall at any time after January 10, 1997 declare or pay any dividend on Class B Common Stock payable in shares of Class B Common Stock, or effect a subdivision or split or a combination, consolidation or reverse split of the outstanding shares of Class B Common Stock into a greater or lesser number of shares of Class B Common Stock, then in each such case the Liquidation Multiple thereafter applicable to the determination of the Participating Liquidation Amount to which holders of Series A Preferred Stock shall be entitled after such event shall be the Liquidation Multiple applicable immediately prior to such event multiplied by a fraction the numerator of which is the number of shares of Class B Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Class B Common Stock that were outstanding immediately prior to such event.

     7. Certain Reclassifications. In the event that holders of shares of Class B Common Stock of the Corporation receive after January 10, 1997 in respect of their shares of Class B Common Stock any share of capital stock of the Corporation (other than any share of Class B Common Stock of the Corporation), whether by way of reclassification, recapitalization, reorganization, dividend or other distribution or otherwise (a "Transaction"), then and in each such event the dividend rights, voting rights and rights upon the liquidation, dissolution or winding up of the Corporation of the shares of Series A Preferred Stock shall be adjusted so that after such event the holders of Series A Preferred Stock shall be entitled, in respect of each share of Series A Preferred Stock held, in addition to such rights in respect thereof to which such holder was entitled immediately prior to such adjustment, to (i) such additional dividends as equal the Dividend Multiple in effect immediately prior to such Transaction multiplied by the additional dividends which the holder of a share of Class B Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock, (ii) such additional voting rights as equal the Vote Multiple in effect immediately prior to such Transaction multiplied by the additional voting rights which the holder of a share of Class B Common Stock shall be entitled to receive by virtue of the receipt in the Transaction of such capital stock and (iii) such additional distributions upon liquidation, dissolution or winding up of the Corporation as equal the Liquidation Multiple in effect immediately prior to such Transaction multiplied by the additional amount which the holder of a share of Class B Common Stock shall be entitled to receive upon liquidation, dissolution or winding up of the Corporation by virtue of the receipt in the Transaction of such capital stock, as the case may be, all as provided by the terms of such capital stock.

     8. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Class B Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each outstanding share of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into the aggregate amount of stock, securities, cash and/or other property (payable in like kind), as the case may be, for which or into which each share of Class B Common Stock is changed or exchanged multiplied by the highest of the Vote Multiple, the Dividend Multiple or the Liquidation Multiple in effect immediately prior to such event.

     9. Effective Time of Adjustments.

          A. Adjustments to the Series A Preferred Stock required by the provisions hereof shall be effective as of the time at which the event requiring such adjustments occurs.

          B. The Corporation shall give prompt written notice to each holder of a share of Series A Preferred Stock of the effect of any adjustment to the voting rights, dividend rights or rights upon liquidation, dissolution or winding up of the Corporation of such shares required by the provisions hereof. Notwithstanding the foregoing sentence, the failure of the Corporation to give such notice shall not affect the validity of or the force or effect of or the requirement for such adjustment.

     10. No Redemption. The shares of Series A Preferred Stock shall not be redeemable at the option of the Corporation or any holder thereof. Notwithstanding the foregoing sentence of this Section 10, the Corporation may acquire shares of Series A Preferred Stock in any other manner permitted by law and the Articles of Incorporation.

     11. Ranking. Unless otherwise provided in these Articles of Incorporation, the Series A Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up and shall rank senior to the Class B Common Stock and Class A Common Stock.

     12. Amendment. These Articles of Incorporation of the Corporation shall not be amended in any manner which would adversely affect the rights, preferences or limitations of the Series A Preferred Stock without, in addition to any other vote of shareholders required by law, the approval of the holders of a majority of (1) the then outstanding Rights (as defined in Section 5(4)(C) of this Article V) and (2) the then outstanding shares of the Series A Preferred Stock, with the holders of the Rights and the holders of the Series A Preferred Stock voting together as a single voting group; provided, however, that the holder of each share of Series A Preferred Stock shall have one vote and the holder of each Right shall have one one-hundredth of a vote with respect to each such amendment."

Section 6.  Class A Common Stock

     1. Designation and Amount. The shares of such series shall be designated as "Class A Common Stock" (the "Class A Common Stock") and the number of shares constituting such series shall be 20,000,000.

     2. Voting. A holder of shares of Class A Common Stock shall not be entitled to vote.

     3. Dividends. Holders of record of each share of Class A Common Stock shall be entitled to share pro rata with the holders of shares of Class B Common Stock such dividends when and as declared by the Board of Directors out of funds legally available at the rate per share per annum and at the time and in the manner determined by the Board of Directors, provided that with respect to dividends or other distributions payable other than in cash, including distributions pursuant to stock dividends or stock splits or divisions, the distribution per share of Class A Common Stock must be identical to the distribution per share of Class B Common Stock, except that a dividend or other distribution to holders of Class A Common Stock may be declared and issued in Class A Common Stock and a dividend or other distribution to holders of Class B Common Stock may be declared and issued in either Class A Common Stock or Class B Common Stock provided that in each case the number of shares so declared and issued on a per share basis to such holders is the same.

     4. Rights upon Liquidation or Dissolution.In the event of any voluntary or involuntary liquidation, dissolution, or winding up of this Corporation, the holders of Class A Common Stock shall share pro rata with the holders of Class B Common Stock the remaining assets of this Corporation payable to holders of Class A Common Stock and Class B Common Stock.

                                   ARTICLE VI

                           REGISTERED OFFICE AND AGENT

The street address of the registered office of the Corporation is 1750 East Sunrise Boulevard, Fort Lauderdale, Florida and the name of the registered agent of this Corporation at that address is Alan B. Levan.

                                   ARTICLE VII

                               BOARD OF DIRECTORS

The number of directors may be either increased or diminished from time to time by the By-Laws, but shall never be less than one (1).

                                  ARTICLE VIII

                              CLASSES OF DIRECTORS

The By-Laws of this Corporation may provide that the Directors be divided into two or more classes whose terms of office shall respectively expire at different times, provided that no such term shall continue longer than three (3) years and provided that at least one-fourth (1/4) in number of the Directors shall be elected annually.

                                   ARTICLE IX

                                  AMENDMENTS TO
                            ARTICLES OF INCORPORATION
                                   AND BY-LAWS

This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation or any amendments hereto; provided, however, that any proposed amendment shall be approved by vote of the holders of two-thirds of the Corporation's stock entitled to vote. However, in the event any amendment to these Articles of Incorporation or amendments thereto are recommended to the shareholders by at least two-thirds of the members of the Corporation's Board of Directors, then the affirmative vote of two-thirds of the shareholders of the Corporation shall not be required to adopt that amendment and only the vote of a simple majority of the Corporation's stock entitled to vote will be required.

The power to adopt, alter, amend or repeal the Corporation's By-Laws shall be vested in the Board of Directors and the shareholders of this Corporation.

The affirmative vote of the holders of two-thirds of the Corporation's stock entitled to vote shall be required to approve a merger, consolidation or other acquisition and/or to approve a sale, lease or transfer of all or substantially all of the assets of the Corporation. However, in the event any of these actions is recommended to the shareholders by at least two-thirds of the members of the Board of Directors, then the affirmative vote of two-thirds of the shareholders of the Corporation shall not be required to adopt such action and only the vote of a simple majority of the Corporation's stock entitled to vote will be required.

                                    ARTICLE X

                                     POWERS

This Corporation shall have all of the corporate powers enumerated in the Florida General Corporation Act.

                                   ARTICLE XI

                                    DIVIDENDS

Dividends payable in shares of any class may be paid to the holders of shares of any other class.

                                   ARTICLE XII

                                 INDEMNIFICATION

This Corporation shall indemnify any and all of its Directors, officers, employees or agents or former Directors, officers, employees or agents or any person or persons who may have served at its request as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in which it owns shares of capital stock or of which it is a creditor, to the full extent permitted by law. Said indemnification shall include, but not be limited to, the expenses, including the cost of judgments, fines, settlements and counsel's fees, actually and necessarily paid or incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, and any appeals thereof, to which any such person or his legal representative may be made a party or may be threatened to be made a party by reason of his being or having been a Director, officer, employee or agent as herein provided. The foregoing right of indemnification shall not be exclusive of any other rights to which any Directors, officer, employee or agent may be entitled as a matter of law or which he may be lawfully granted.